Exhibit F.8

SECOND AMENDMENT

TO

CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into as of March 6, 2006 by and among HERCULES TECHNOLOGY GROWTH CAPITAL, INC., a Maryland corporation (the “Company”), ALCMENE FUNDING, L.L.C., as a Lender and as Administrative Agent (the “Administrative Agent”) for the “Lenders” party from time to time to the Credit Agreement referred to below, and such lenders.

W I T N E S S E T H:

WHEREAS, Company, Administrative Agent and Lenders have entered into that certain Credit Agreement dated as of April 12, 2005 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”); and

WHEREAS, the parties to the Credit Agreement desire to amend the Credit Agreement on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

Defined Terms. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Credit Agreement, as amended by this Amendment.

Amendments to Credit Agreement.

Amendment to Definitions.

Restated Definitions. The following definitions are hereby amended by deleting such definitions in their entirety and substituting the following therefor:

“Maturity Date” means June 30, 2006, or such earlier date on which all of the Obligations hereunder become due and payable, whether at such stated maturity date, by declaration of acceleration, or otherwise.

“Warrant Pledge and Security Agreement” means an agreement pursuant to which a Person participating in a Securitization Transaction pledges certain Warrants and certain other collateral related thereto as security for the payment and performance of such Person’s obligations under a Warrant Participation Agreement or under or in connection with any of the operative documents for such Securitization Transaction”.

Amendment to Interest Provision. Section 2.06(a) of the Credit Agreement is hereby amended by deleting such section in its entirety and substituting the following therefor:

Each Loan shall bear interest on the outstanding principal amount thereof (i) from the applicable Borrowing Date until July 31, 2005 at a rate per annum equal to 8.0%; (ii) from August 1, 2005 through December 31, 2005 at a rate per annum equal to LIBOR plus 5.60%; (iii) from January 1, 2006 through March 6, 2006 at a rate per annum equal to 13.5%; (iv) from March 6, 2006 and thereafter until the Maturity Date, at a rate per annum equal to 10.81%.

Amendment to Financial Covenant.

Section 6.13(b) of the Credit Agreement is hereby amended by deleting the “2:1” therein and substituting “1.5:1” therefor.

Amendment to Limitation on Liens Covenant.

Clause (m) of Section 7.01 of the Credit Agreement is hereby amended by deleting clause (m) therein and substituting the following therefor:

“(m) Liens granted pursuant to a Warrant Pledge and Security Agreement and/or a Warrant Participation Agreement.”

Amendment to Disposition of Assets Covenant. Section 7.02 of the Credit Agreement is hereby amended by deleting such section in its entirety and substituting the following therefor:

“Disposition of Assets. The Company shall not, and shall not suffer or permit any Subsidiary to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) any property (including the equity interests in Subsidiaries, Borrowing Loans, accounts, accounts and notes receivable, with or without recourse) or enter into any agreement to do any of the foregoing, except (x) sales of interests in Borrowing Loans for Cash or Cash Equivalents in an amount that is not less than ninety percent (90%) of the principal amount of such Borrowing Loans , dispositions of excess, used, worn-out or surplus equipment, all in the ordinary course of business; (y) sales, contributions, conveyances or other transfers of Securitization Transaction Borrowing Loans, provided that such sale, conveyance, contribution or transfer complies with Section 7.14 hereof; and (z) dispositions of interests or participations in Warrants made pursuant to a Warrant Participation Agreement and in compliance with the proviso to the definition thereof or dispositions of Warrants or the proceeds thereof in a foreclosure or similar action pursuant to a Warrant Pledge and Security Agreement”.

Amendment to Contingent Obligations Covenant. Clause (d) of Section 7.08 of the Credit Agreement is hereby amended by deleting such clause in its entirety and substituting the following therefor:

“(d) Contingent Obligations consisting of guarantees provided by the Company or a Subsidiary in connection with a Securitization Transaction so long as the guarantees provided in connection with such Securitization Transactions are secured in a manner that does not violate the terms of this Agreement.”

Effectiveness. This Amendment shall be effective upon the occurrence of each of the following (the “Second Amendment Effective Date”)

the delivery to Administrative Agent of signature pages to this Amendment signed on behalf of the Company, the Administrative Agent and each Lender;

the payment in full, in cash, to Administrative Agent of $21,531.13 for reimbursement of previous legal fees paid on behalf of the Company; and

the payment in full, in cash, to Kramer Levin Naftalis & Frankel LLP of all fees and expenses as legal counsel to Administrative Agent and Lender outstanding as of the date hereof including the fees and expenses incurred in connection with the negotiation and drafting of this Amendment.

Representations and Warranties. Company hereby represents and warrants to Administrative Agent and each Lender as follows:

Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Maryland;

Company has the power and authority to execute, deliver and perform its obligations under this Amendment;

Company’s execution, delivery and performance of this Amendment has been duly authorized by all necessary action;

this Amendment constitutes the legal, valid and binding obligation of Company, enforceable against Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditor’s rights generally or by equitable principles relating to enforceability;

the representations of the Company contained in the Credit Agreement are true and correct as of the date hereof as if such representations and warranties had been made as of such date; and

no Default or Event of Default has occurred and is continuing.

No Waiver. Nothing contained herein shall be deemed to constitute a waiver of compliance with any term or condition contained in the Credit Agreement or any of the other Loan Documents or constitute a course of conduct or dealing among the parties. Except as amended hereby, the Credit Agreement and other Loan Documents remain unmodified and in full force and effect. All references in the Loan Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as amended hereby.

Counterparts. This Amendment may be executed by one or more of the parties to this Amendment and any number of separate counterparts, each of which when so executed, shall be deemed an original and all said counterparts when taken together shall be deemed to constitute but one and the same instrument.

Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of Company, Administrative Agent, the Lenders and their successors and assigns.

Further Assurance. The Company hereby agrees from time to time, as and when requested by the Administrative Agent, to execute and deliver or cause to be executed and delivered, all such documents, instruments and agreements and to take or cause to be taken such further or other action as the Administrative Agent may reasonably deem necessary or desirable in order to carry out the intent and purposes of this Amendment, the Credit Agreement and the Loan Documents.

GOVERNING LAW AND JURISDICTION. THIS AMENDMENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES. The provisions of Section 10.15 of the Credit Agreement shall apply to this Amendment.

Severability. Wherever possible, each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Amendment.

[Remainder of this page has been intentionally left blank; signature page follows]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date set forth above.

COMPANY

HERCULES TECHNOLOGY GROWTH CAPITAL, INC., a Maryland corporation

By:
Name:
Title:

ADMINISTRATIVE AGENT AND LENDER

ALCMENE FUNDING, L.L.C., as Administrative Agent and as a Lender

By:
Name:
Title: